UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2015, Brightcove Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Restated Loan Agreement”) with Silicon Valley Bank (the “Bank”). The Restated Loan Agreement amends and restates the Loan and Security Agreement, dated as of March 30, 2011, by and between the Company and the Bank (as amended by the First Loan Modification Agreement dated as of June 24, 2011, the Second Loan Modification Agreement dated as of April 29, 2013, and the Third Loan Modification Agreement dated as of October 3, 2014, in each case, by and between the Company and the Bank, the “Prior Loan Agreement”).

The Restated Loan Agreement provides for a revolving line of credit of up to $20,000,000 which replaces the Company’s existing revolving line of credit of up to the lesser of (i) $20,000,000 or (ii) 80% of the Company’s Aggregate Eligible Accounts (as defined in the Prior Loan Agreement). Borrowings under the Restated Loan Agreement accrue interest at either (at the Company’s option) (i) the prime rate or (ii) LIBOR plus 2.5% and are secured by substantially all of the Company’s assets, excluding its intellectual property. As of November 19, 2015, no amounts were outstanding under the Prior Loan Agreement. As of November 20, 2015, no amounts are outstanding under the Restated Loan Agreement. The revolving line of credit provided to the Company under the Restated Loan Agreement terminates on November 19, 2018.

The Restated Loan Agreement also contains certain financial covenants, including (i) a minimum Adjusted Quick Ratio (as defined in the Restated loan Agreement) of at least 1.25 to 1.0, tested monthly and (ii) Minimum Adjusted non-GAAP Net Income (as defined in the Restated Loan Agreement) of at least $1.00, tested quarterly only when the principal amount outstanding under the Restated Loan Agreement is at least $15,000,000. The Restated Loan Agreement contains customary representations and warranties, as well as certain non-financial covenants, including limitations on the Company’s ability to change the principal nature of its business, engage in any change of control transaction, incur additional indebtedness or liens, pay dividends, make investments or acquisitions and engage in transactions with affiliates.

The foregoing description of the Restated Loan Agreement is qualified in its entirety by reference to the full text of the Restated Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of Form 8-K above regarding the Restated Loan Agreement is incorporated by reference in response to this Item 2.03 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated as of November 19, 2015, by and between the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2015	Brightcove Inc.

	By:	/s/ Kevin Rhodes

Kevin Rhodes

Chief Financial Officer